iBROADBAND, INC.

AWARD AGREEMENT

(Incentive Stock Option)

__________________________, Participant:

     iBroadband, Inc. (the "Company"), pursuant to its 2006 Stock Incentive Plan (the "Plan"), by this Award Agreement hereby grants you, the Participant named above, an option (‘Option”) to purchase shares of the common stock of the Company ("Common Stock").   For the purposes of Sections 2, 7 and 10 of this Award Agreement, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").

       This Option is intended to qualify as an "incentive stock option" within the meaning of Section 422 of the Code.  The details of your Option are as follows:

     1.  TOTAL NUMBER OF SHARES SUBJECT TO THIS OPTION.  The total number of shares of Common Stock subject to this Option is ________________________

(____________).

     2.  VESTING.  Subject to the limitations contained herein, the shares of Common Stock exercisable under this option shall vest (become exercisable) in accordance with the following schedule:

(a)

(b)

(c)

until either (i) you cease to be employed by the Company for any reason, or (ii) this option becomes fully vested.  If your employment with the Company terminates in any one of the one-year periods set forth above, the shares scheduled for vesting in such one-year period shall vest pro rata for the period.

     3.  EXERCISE PRICE AND METHOD OF PAYMENT.

         (a)  EXERCISE PRICE.  The exercise price of this Option is ____________ ($_____) per share, being not less than the fair market value of the Common Stock on the Date of Grant (set forth below) of this option.

         (b)  METHOD OF PAYMENT. Common Stock purchased upon the exercise of this Option shall be paid for as follows:

                  (1)      in cash or by check, payable to the order of the Company;

                  (2)      except as the Company’s Board of Directors (or any duly authorized committee thereof) (the “Board”) may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price, or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

                  (3)      to the extent permitted by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

                  (4)      by any combination of the above permitted forms of payment.

     5.   WHOLE SHARES.  This Option may not be exercised for any number of shares which would require the issuance of anything other than whole shares.

     6.   SECURITIES LAW COMPLIANCE.  Notwithstanding anything to the contrary contained herein, your right to exercise this Option or sell, transfer or otherwise dispose of the Common Stock is at all times subject to the terms, conditions and limitations imposed by the Securities Act of 1933 and the regulations promulgated thereunder.

     7.   TERM AND TERMINATION.  The term of this Option commences on _______________ (the “Date of Grant”” and terminates at midnight on ______________ (the "Termination Date"), which date shall be no more than ten (10) years from Date of Grant, unless this Option terminates sooner as set forth below or according to the terms and conditions of the Plan.  In no event may this Option be exercised on or after the Termination Date.  This Option and all rights hereunder, to the extent that such rights have not been exercised, shall terminate and become null and void prior to the Termination Date upon either of the following dates:

          (a)  three (3) months after the date of termination of your employment with the Company for any reason other than your death; or

(a)

twelve (12) months after your death while employed by the Company.

     Notwithstanding anything to the contrary contained herein, this Option may be exercised by you (or, in the event of your death, by your legal representative/s) following termination of your employment with the Company for any reason only as to that number of vested shares (as provided by paragraph 2 above) as to which it was exercisable on the date of such termination of employment.  For this purpose, your date of death shall constitute your date of termination.

     8.   EXERCISE.

          (a)  This Option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require pursuant to the Plan.

          (b)  By exercising this Option you agree that:

               (i)    as a precondition to the completion of any exercise of this Option, the Company may require you to enter an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of this Option; (2) the lapse of any substantial risk of forfeiture to which the shares are subject at the time of exercise; or (3) the disposition of shares acquired upon such exercise;

               (ii)   you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of this Option that occurs within two (2) years after the date of this option grant or within one (1) year after such shares of Common Stock are transferred upon exercise of this Option; and

               (iii)  the Company (or a representative of the underwriters) may, in connection with the first underwritten registration of the offering of any securities of the Company with the Securities Exchange Commission, require that you not sell or otherwise transfer or dispose of any shares of Common Stock or other securities of the Company during such period (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed with the Securities Exchange Commission  as may be requested by the Company or the representative of the underwriters.  You further agree that the Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such period.

     9.   NONTRANSFERABILITY.  This Option shall not be sold, assigned, transferred, pledged or otherwise encumbered by you, except by will or by the laws of descent and distribution following your death, and it may not be exercised during your life by anyone other than you.

    10.  OPTION NOT A SERVICE CONTRACT.  This Option is not an employment contract, and nothing in this Option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company, or of the Company to continue your employment with the Company.

     11.  NOTICES.  Any notices provided for in this Option or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the address specified below or at such other address as you hereafter designate by written notice to the Company.

     12.  GOVERNING PLAN DOCUMENT.  This Award Agreement is subject to all the terms and conditions of the Plan, a copy of which is attached hereto and incorporated herein by reference. This Award Agreement is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the provisions of the Plan.  In the event of any conflict between the provisions of this Award Agreement and those of the Plan, the provisions of this Award Agreement shall control.

  Date of Grant: ________________, 2006.

                    Very truly yours,

                    iBroadband, Inc.

                    By____________________________________

Duly authorized on behalf

of the Board of Directors

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ACCEPTANCE BY PARTICIPANT

ATTACHMENTS:

 iBroadband, Inc. 2006 Stock Incentive Plan

      This Award Agreement shall become binding upon the Company and you after you sign and deliver it to the Company.  By signing this Award Agreement, you, the Participant:

      (a)  Acknowledge receipt of the foregoing Award Agreement and the attachments referenced therein and agree to be bound thereby; and

      (b)  Acknowledge and agree that although this Option is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code, (i) the Company cannot guarantee that it shall be such an incentive stock option, and (ii) the Company shall have no liability to the Participant, his legal representative/s or any other party if the Option (or any part thereof) is determined not to be such an incentive stock option.

THE COMPANY STRONGLY ADIVES THE PARTICIPANT TO CONSULT WITH A QUALIFIED TAX ADVISOR PRIOR TO EITHER (A) EXERCISING THIS OPTION,  OR (B) SELLING, TRANSFERING OR OTHERWISE DISPOSING OF THE COMMON STOCK THAT IS ISSUED PURSUANT TO SUCH EXERCISE.

                                            ____________________________________

Participant signature

                                            Address: _____________________________

                                                           _____________________________